SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 24, 2008

BALQON CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52337 (Commission File Number)	33-0989901 (IRS Employer Identification No.)

1420 240th Street, Harbor City, California	90710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 326-3056

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to Form 8-K (“Amendment”) is to amend certain Items contained in the initial filing by Balqon Corporation, a Nevada corporation (the “Company”), of a Current Report on Form 8-K for October 24, 2008, filed with the Securities and Exchange Commission (“SEC”) on October 30, 2008 and amended by Amendment No. 1 to to Form 8-K filed with the SEC on November 5, 2008 (collectively, the “Initial Filing”).  Defined terms used in this Amendment but not defined herein have the meanings ascribed to them in the Initial Filing.

On May 18, 2009, the Company filed a Curent Report on Form 8-K with the SEC disclosing that its management concluded that an accounting error had been made in the Company’s historical financial statements in relation to the recording of the value of stock compensation awarded in June and August 2008 and to record a note discount related to a beneficial conversion feature of warrants issued in connection with the issuance of certain convertible notes in 2008. As a result, the Company’s financial statements for the year ended December 31, 2008 and the quarterly periods ended June 30, 2008 and September 30, 2008 must be restated (collectively, the “Restatements”).  In light of the Restatements, the financial statements and other financial information included in the Initial Filing are being restated in this Amendment. In addition, this Amendment includes the audited financial statements of Electric MotorSports, LLC (“EMS”), the assets of which were acquired by Balqon California on September 9, 2008.

The following Items of the Initial Agreement are being amended:

•	Item 2.01 of the Initial Filing is amended to revise and restate Items 2, 7, 13 and 15 of Item 2.01; and

•	Item 9.01 of the Initial Filing is amended to revise and restate Item 9.01(a), Item 9.01(b), and Item 9.01(c).

Except for the amended disclosure contained herein, this Amendment does not modify or update disclosures contained in the Initial Filing.  Unless otherwise specifically stated, the disclosures provided in this document speak as of the date of the Initial Filing and have not been updated for more current information.

This Amendment should be read in conjunction with the Company’s other filings made with the SEC subsequent to the date of the Initial Filing.  For updated disclosure regarding the Company’s business and financial condition, please read the Company’s periodic filings for the fiscal year ended December 31, 2008 and the quarterly period ended March 31, 2009.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in the Initial Filing, the Company completed the acquisition by merger on October 24, 2008 of Balqon Corporation, a California corporation (“Balqon California”), with and into the Company (the “Merger Transaction”).  Although the Company was the legal acquirer, the Merger Transaction is being accounted for as a reverse merger (recapitalization) in accordance with U.S. generally accepted accounting principles. Under this method of accounting, the Company is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Balqon California comprising the ongoing operations of the combined entity and senior management of the combined company after the Merger Transaction. The information provided in the Initial Filing and in this Amendment relates to the combined company after the acquisition of Balqon California, unless otherwise specifically indicated or the context otherwise requires.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like the Company was immediately before the Merger Transaction (i.e., the reverse merger (recapitalization)), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, in Item 2.01 of the Initial Filing, the Company provided information that would have been included in a Form 10 if it were to have filed a Form 10.

As a result of the Restatements, the following portions of Item 2.01 of the Initial Filing are amended:

•	Item 2 of Item 2.01 is revised and rested as set forth below;

•	Item 7 of Item 2.01 is revised and rested as set forth below;

•	Item 13 of Item 2.01 is revised and rested as set forth below; and

•	Item 15 of Item 2.01 is revised and rested as set forth below.

Except for the amended disclosure contained herein, this Amendment does not modify or update disclosures contained in the Initial Filing.  Unless otherwise specifically stated, the disclosures provided in this document speak as of the date of the Initial Filing and have not been updated for more current information.

FORM 10 INFORMATION

Item 2.	Financial Information.

The following discussion and analysis should be read in conjunction with our financial statements and notes to financial statements included elsewhere in this report. This report and our financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

•	the projected growth or contraction in the industries within which we operate;
•	our business strategy for expanding, maintaining or contracting our presence in these markets;
•	anticipated trends in our financial condition and results of operations; and
•	our ability to distinguish ourselves from our current and future competitors.

We do not undertake to update, revise or correct any forward-looking statements.

Any of the factors described above or in the “Risk Factors” section of our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on May 22, 2009 could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

As of the date of this filing, we develop, assemble and market heavy-duty electric vehicles, flux vector inverters, and heavy-duty electric drive systems.  As of the date of this filing, we sell our heavy-duty electric vehicles and plan to begin selling our other products in the near future.  In May 2007, we entered into an agreement with the South Coast Air Quality Management District, or AQMD, to develop and test a heavy-duty zero emissions electric drayage tractor.  Under the terms of this agreement with the AQMD, or the AQMD Development Agreement, the AQMD agreed to pay us $527,000 for the development and testing of the heavy-duty drayage tractor. The City of Los Angeles agreed with the AQMD to fund 50% of the total development costs related to the drayage tractor.  A substantial portion of our revenues for the six months ended June 30, 2008 were associated with the AQMD Development Agreement.  The revenues and costs associated with the AQMD Development Agreement are recorded as contract revenues and costs, in accordance with the AICPA’s Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-type Contracts.”  As such, the costs associated with the development of our demonstration vehicle are recorded as “contract costs,” not as research and development expenses.

In June 2008, we received a purchase order from the City of Los Angeles for 20 Nautilus E20 heavy-duty electric yard tractors and five Nautilus E30 drayage tractors.  The purchase order from the City of Los Angeles is pursuant to an agreement with the City of Los Angeles, dated June 26, 2008, or City of Los Angeles Agreement.

Our net revenues increased by $160,429, or 381%, to $202,575 for the six months ended June 30, 2008 as compared to $42,146 for the six months ended June 30, 2007.  We reported a net loss of $5,317,382 for the six months ended June 30, 2008 as compared to a net loss of $27,683 for the six months ended June 30, 2007.  The decline in our financial performance during the first half of 2008 is a direct result of the ramp up of our business in the latter half of 2007 and during 2008. Our business operations commenced on May 1, 2007. As a result, the revenues and expenses for the six months ended June 30, 2007 reflect only two months of operations. Our increase in business activities resulted in increased revenues of 381%, increased cost of revenues of $122,069, or 396%, and increased operating and other expenses of $5,328,059, or 13,673%, over the comparable period in 2007.  Increased operating and other expenses include $5,119, 923 of fair value of stock based compensation associated with the issuance of options and shares of our common stock during the six months ended June 30, 2008.

Merger Transaction

On October 24, 2008, we completed an Agreement and Plan of Merger, or Merger Transaction, with Balqon Corporation, a California corporation, or Balqon California, and changed our name from BMR Solutions, Inc. to Balqon Corporation.  Upon completion of the Merger Transaction, we acquired the business of Balqon California.  In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California which resulted in a change in control of our company.  The Merger Transaction has been accounted for as a recapitalization of Balqon California, with Balqon California being the accounting acquiror.  As a result, the historical financial statements of Balqon California are now the historical financial statements of the legal acquiror, Balqon Corporation (formerly, BMR Solutions, Inc.).

In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California.  In addition, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.  In connection with the consummation of the Merger Transaction, we cancelled 6,377,500 shares of our issued and outstanding common stock held by certain of our stockholders such that concurrent with the closing of the Merger Transaction we had approximately 1,400,000 shares of common stock issued and outstanding.

At the time of the closing of the Merger Transaction, we were engaged in the business of providing local delivery and transportation of mattresses, furniture and futons in Southern California.  Our current business is comprised solely of the business of Balqon California.

Acquisition of Electric MotorSports, LLC

When we consummated the Merger Transaction, we acquired substantially all of the assets of Electric MotorSports, LLC, or EMS, that Balqon California had acquired in September 2008.  In September 2008, Balqon California entered into an agreement with EMS and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector inverters.  At the time of the acquisition, EMS had been engaged in developing, designing and manufacturing flux vector inverters within the automotive and material handling equipment industries since 1997.  As a result of this acquisition, Balqon California acquired proprietary technology and designs that we currently use in our heavy-duty electric vehicles. Since its inception in 1997, EMS has sold over 250 inverters for use in applications including industrial conveyor systems, electric buses, delivery trucks, a monorail system and mining vehicles.  EMS sold products primarily to OEMs of electric buses, mining vehicles and specialty automotive vehicles. We believe that the acquisition of EMS’s technology and knowhow provides us with the ability to further develop, market and sell flux vector inverters for use in heavy-duty applications.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

Revenues

Contract Revenue and Cost Recognition on Prototype Vehicles.  In accounting for contracts, we follow the provisions of the AICPA’s Statement of Position 81-1,  “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”  We recognize revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  We also recognize as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Sales of Production Units and Parts.  We recognize revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of our product or delivery of the product to the destination specified by the customer.

We determine whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when we place the products with the buyer’s carrier.  We regularly reviews our customers’ financial positions to ensure that collectibility is reasonably assured.  Except for warranties, we have no post-sales obligations.

Product Warranties

We provide limited warranties for parts and labor at no cost to our customers within a specified time period after the sale.  We estimate the actual historical warranty claims coupled with an analysis of unfulfilled claims at the balance sheet date.  As of December 31, 2007 and June 30, 2008, we had no warranty reserve nor did we incur warranty expenses during the years ended December 31, 2007 or 2006 nor the six months ended June 30, 2008 or 2007.

Stock-Based Compensation

We periodically issue stock instruments, including shares of our common stock, stock options, and warrants to purchase shares of our common stock to employees and non-employees in non-capital raising transactions for services and for financing costs.

We adopted SFAS No. 123(R), “Accounting for Stock-Based Compensation” effective January 1, 2006, and are using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. We account for stock option and warrant grants issued and vesting to non-employees in accordance with Emerging Issues Task Force, or EITF, Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” and EITF Issue No. 00-18, “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereby the fair value of the stock compensation is based on the measurement date as determined at either (i) the date at which a performance commitment is reached, or (ii) at the date at which the necessary performance to earn the equity instrument is complete.

We estimate the fair value of stock options and warrants pursuant to SFAS No. 123R using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options. Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options. Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our employee stock options.

We estimate the fair value of shares of common stock issued for services based on the closing price of our common stock on the date shares are granted.  For periods prior to the consummation of the Merger Transaction, there was no readily available market quotations for our shares of common stock and, as such, we used alternative methods to value shares of our common stock including valuations based upon the conversion price per share of common stock of our convertible notes, which management believes was the best indicator of the fair value of our common stock.

Impairment of Long-Lived Assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” established guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. We periodically review, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined. Based on management’s assessments, there are no indicators of impairment of our long lived assets at December 31, 2007 or June 30, 2008.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in our financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Accounting for Warrants and Derivatives

Freestanding financial instruments, such as detachable warrants, must be evaluated under the authoritative accounting literature to determine whether they should be classified as assets or liabilities (derivative accounting), temporary equity, or permanent equity. Management initially evaluates whether the instruments are covered by SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” If the instrument is not governed by SFAS No. 150, then management determines whether it meets the definition of a derivative under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  To determine whether a specific warrant agreement would follow derivative accounting under SFAS No. 133, management is required to first evaluate whether the warrant would meet the definition of equity under the provisions of EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  Financial instruments such as warrants that are classified as permanent or temporary equity are excluded from the definition of a derivative for purposes of SFAS No. 133. Financial instruments, including warrants, that are classified as assets or liabilities are considered derivatives under SFAS No. 133, and are marked to market at each reporting date, with the change in fair value recorded in the income statement. The fair values of both the warrants and conversion benefits are calculated using a Black-Scholes Model, taking into consideration factors such as the underlying price of our common stock, the exercise price for warrants or the conversion price for the conversion benefit, the volatility of our stock (or the stock volatility of peer companies with an historical active trading market), and the risk-free interest rates available for comparable time periods.

Under EITF Issue No. 00-19, contracts that require physical settlement or net-share settlement and contracts that give the issuer the choice of settlement (in cash or shares) are classified as equity. Contracts that require net-cash settlement or that give the counterparty a choice which includes net-cash settlement are classified as assets or liabilities, not equity. If a transaction is outside the control of the issuer and there is the possibility that the issuer could net-cash settle, then for purposes EITF Issue No. 00-19 it is assumed that the issuer will have to net-cash settle, which may preclude accounting for a contract as equity except in certain circumstances where the existing common stockholders would also receive cash. Management’s judgment is required in evaluating the terms of freestanding instruments, such as warrants, and the application of authoritative accounting literature.  The outstanding warrants to purchase shares of our common stock do not contain provisions for cash settlement.

Results of Operations

We have based our financial statements on the assumption of our operations continuing as a going concern.  As of June 30, 2008, we had a working capital deficit of approximately $251,168, had an accumulated deficit of $5,404,956 and reported a net loss for the six months ended June 30, 2008 of $5,317,382, which raise substantial doubt about our ability to continue as a going concern.  Our plans for correcting these deficiencies include the future sales of our products and technologies and the raising of capital, which are expected to help provide us with the liquidity necessary to meet operating expenses.  During July, September and October 2008, Balqon California raised approximately $1,885,000 in connection with private placements of convertible promissory notes, common stock and warrants.  Over the longer-term, we plan to achieve profitability through our operations from the sale of our heavy-duty electric vehicles.  Our financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue our existence.

The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net revenues. The columns present the following:

•	The first two data columns in each table show the absolute results for each period presented.

•
The columns entitled “Dollar Variance” and “Percentage Variance” show the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net revenues increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

•	The last two columns in each table show the results for each period as a percentage of net revenues.

Six Months Ended June 30, 2008 Compared to the Six Months Ended June 30, 2007

	Six Months Ended June 30,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Six Months Ended June 30,
	2008 (As Restated) (Unaudited)	2007 (Unaudited)	Favorable (Unfavorable)	Favorable (Unfavorable)	2008	2007
Net revenues	$202,575	$42,146	$160,429	381%	100%	100%
Cost of revenues	152,931	30,862	(122,069)	(396)%	75%	73%
Gross profit	49,644	11,284	38,360	340%	25%	27%
Operating expenses	5,367,026	38,967	(5,328,059)	(13,673)%	(2,649)%	92%
Net loss	$(5,317,382)	$(27,683)	$(5,289,699)	(19,108)%	(2,625)%	(66)%

Net Revenues.  The $160,429 increase in net revenues is comprised of $75,000 of product sales revenue during 2008 and increased contract revenues of $85,429. The product sale occurred during April 2008 in connection with the sale of a battery charger system to the City of Los Angeles. Contract revenues increased due to increased progress work on our $527,000 AQMD Development Contract.  During the first half of 2007, 8% of the AQMD Development Contract was completed while during the first half of 2008, 24.2% of the AQMD Development Contract was completed.

Gross Profit.  The $38,360 increase in gross profit was primarily due to the increase in revenues between the periods.

Operating Expenses.  The $5,328,059 increase in operating expenses is due in large part to the $5,119,923 of fair value of stock based compensation expenses associated with the issuance of options and shares of our common stock during the six months ended June 30, 2008, the ramp-up of our business during the six months ended June 30, 2008 and the fact that the results for the six months ended June 20, 2007 reflect only two months of actual business operations.

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

	Year Ended December 31,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Year Ended December 31,
	2007	2006	Favorable (Unfavorable)	Favorable (Unfavorable)	2007	2006
Net revenues	$382,736	$—	$382,736	100%	100%	—
Cost of revenues	280,263	—	(280,263)	100%	73%	—
Gross profit	102,473	—	102,473	100%	27%	—
Operating expenses	185,217	4,830	(180,387)	(3,735)%	(48)%	(100)%
Net loss	$(82,744)	$(4,830)	$(77,914)	(1,613)%	(21)%	(100)%

Net revenues. We did not report any revenues during 2006. During 2007 we completed 72.6% of the work on our $527,000 AQMD Development Contract for which we realized contract revenues of $382,736.

Gross Profit. Under the percentage of completion method of accounting, we realized a gross margin of $102,473, or approximately 27%, on our $382,726 of contract revenues during 2007.

Operating Expenses.  The $180,387 increase in operating expenses was primarily due to the ramp-up of operations during 2007 which, in turn, resulted in increased expenses related to rent, officers’ compensation, telephone, travel, maintenance and other administrative expenses.

Liquidity and Capital Resources

During the year ended December 31, 2007 and the six months ended June 30, 2008, we funded our operations primarily with cash flow from financing activities, principally unsecured loans from shareholders and other parties. As of June 30, 2008, we had a working capital deficiency of $251,168 as compared to a working capital deficiency of $122,862 at December 31, 2007.  At June 30, 2008 and December 31, 2007 we had an accumulated deficit of $5,404,956 and $87,574, respectively, and cash and cash equivalents of $27,936 and $34, respectively.

Our available capital resources at June 30, 2008 consisted primarily of approximately $27,936 in cash and cash equivalents.  We expect that our future available capital resources will consist primarily of cash on hand, cash generated from our business, if any, and future debt and/or equity financings, if any.

Cash provided by operating activities for the six months ended June 30, 2008 was $70 as compared to $156,924 of cash provided by operating activities for the six months ended June 30, 2007, and includes a net loss of $5,317,382, depreciation and amortization of $3,677, stock issued for services of $4,500,090, options and warrants issued for services of $685,309, and changes in operating assets and liabilities of $128,376.  Material changes in asset and liabilities at June 30, 2008 as compared to December 31, 2007 that affected these results include:

•	a decrease in accounts receivable of $35,000;

•	a net increase in accounts payable and accrued expenses of $160,951; and

•	a decrease in billings in excess of costs and estimated earnings on uncompleted contracts of $67,575.

Cash used in investing activities totaled $0 for the six months ended June 30, 2008 as compared to $5,546 of cash used in investing activities for the six months ended June 30, 2007.

Cash provided financing activities totaled $27,832 for the six months ended June 30, 2008 as compared to $6,364 for the six months ended June 30, 2007.

In July 2008, Balqon California raised an aggregate of $500,000 through the issuance of senior secured convertible promissory notes to five accredited investors.  The senior secured convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an exercise price of $1.50 per share. The senior secured convertible promissory notes were converted into an aggregate of 500,000 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.

In September 2008, Balqon California raised an aggregate of $810,000 through the issuance of convertible promissory notes to 15 accredited investors.  The convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 810,000 shares of common stock at an exercise price of $1.50 per share. The convertible promissory notes were converted into an aggregate of 810,000 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.

In October 2008, Balqon California raised an aggregate of $575,000 through the issuance of an aggregate of 575,000 shares of common stock to six accredited investors.  In connection with this offering, Balqon California also issued three-year warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $1.50 per share.

We are obligated under registration rights agreements related to the private placement offerings described above to file, on or before December 23, 2008, a registration statement with the SEC, registering for resale shares of common stock and the shares of common stock underlying the warrants, issued in connection with the above private placement transactions.

Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.

As indicated above, our financial statements as of June 30, 2008 and for the years ended December 31, 2007 and 2006 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this report and in notes to our financial statements included in this report, we have suffered recurring losses from operations and at December 31, 2007 and June 30, 2008 had substantial net capital and working capital deficiencies. These factors, among others, raised substantial doubt about our ability to continue as a going concern and, with respect to our financial position on December 31, 2007, led our independent registered public accounting firm to include in their report an explanatory paragraph related to our ability to continue as a going concern. The financial statements included in this document do not include any adjustments that might result from the outcome of this uncertainty.

We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts.

Backlog

As of October 24, 2008, we had a backlog of approximately $5.7 million.  Our backlog includes a contract to produce and deliver 21 electric yard tractors, 5 short-haul electric drayage tractors, and associated equipment including batteries and controllers.

Effects of Inflation

The impact of inflation and changing prices has not been significant on the financial condition or results of operations of our company.

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS No. 161”), to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. SFAS No. 161 applies to fiscal years and interim periods beginning after November 15, 2008.  We do not believe that the adoption of SFAS No. 161 will have a material effect on our results of operations, financial position, or cash flows.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 141 (R), “Business Combinations,” which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  SFAS  No. 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited.  We do not believe that the adoption of SFAS No. 141(R) will have a material effect on our results of operations, financial position, or cash flows.

We do not believe that the adoption of the above recent pronouncements will have a material effect on our results of operations, financial position or cash flow.  Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA and the SEC did not or are not believed by management to have a material impact on our present or future financial statements.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

Director Independence

The disclosures contained in Item 2.01 - Item 7 of the Initial Filing under the heading “Director Independence” are incorporated herein by reference.

Policy Regarding Related Party Transactions

The disclosures contained in Item 2.01 - Item 7 of the Initial Filing under the heading “Policy Regarding Related Party Transactions” are incorporated herein by reference.

Merger Transaction

The disclosures contained in Item 13 of Amendment No. 1 to Balqon Corporation’s Annual Report on Form 10-K, filed with the SEC on May 22, 2009, under the heading “Merger Transaction” are incorporated herein by reference.

Employment, Compensation and Consulting Agreements

The disclosures contained in Item 2.01 - Item 7 of the Initial Filing under the heading “Employment, Compensation and Consulting Agreements” are incorporated herein by reference.

Indemnification Agreements

The disclosures contained in Item 2.01 - Item 7 of the Initial Filing under the heading “Indemnification Agreements” are incorporated herein by reference.

The Company’s Transactions Prior to the Consummation of the Merger Transaction

The disclosures contained in Item 2.01, Item 7, under the heading “The Company’s Transactions Prior to the Consummation of the Merger Transaction” are incorporated herein by reference.

Balqon California’s Transactions Prior to the Consummation of the Merger Transaction

During the fiscal years ended December 31, 2006 and 2007, Balwinder Samra loaned $943 and $56,477, respectively, to Balqon California to fund its operations.  Between January 1, 2008 and June 30, 2008, Mr. Samra loaned an additional $1,957 to Balqon California to help fund its operations.  These loans were recorded as “Advances from Shareholder” on Balqon California’s financial statements.  As of September 30, 2008, Mr. Samra was owed a total of $47,877 as a result of these loans.   During the fiscal year ended December 31, 2007, we did not make any payments of principal or interest under the loans provided by Mr. Samra.

Between January 1, 2008 and September 30, 2008, Miranda & Associates, a professional accountancy corporation wholly-owned by Robert Miranda, our chief financial officer, was paid a total of $38,000 in consulting fees in consideration of accounting and advisory services. As of September 30, 2008, Miranda & Associates was owed $19,875 for accounting and advisory services rendered.

In June 2008, Balqon California issued options to purchase 4,166,751 shares of common stock to Balwinder Samra in consideration of services rendered.  The fair value of the options was determined to be $539,614.

In June 2008, Balqon California issued 333,340 shares of common stock and options to purchase 83,334 shares of common stock to Henry Velasquez in consideration of engineering and design consulting services rendered.  The value of the common stock was determined to be $333,340 and the fair value of the options was determined to be $10,792.

In June 2008, Balqon California issued 1,250,025 shares of common stock and options to purchase 312,507 shares of common stock to Amarpal Samra in consideration of business strategy consulting services rendered.  The value of the common stock was determined to be $1,250,025 and the fair value of the options was determined to be $40,471.

In June 2008, Balqon California issued 2,916,725 shares of common stock and warrants to purchase 729,180 shares of common stock to Marlin Financial in consideration of business strategy and financial advisory services rendered and to be rendered.  The value of the common stock was determined to be $2,916,725 and the fair value of the warrants was determined to be $94,432.

In August 2008, Balqon California issued 100,000 shares of common stock to Robert Miranda, its current Chief Financial Officer, in consideration of business strategy consulting services rendered.  The value of the common stock was determined to be $100,000.

In August 2008, Balqon California issued 250,000 shares of common stock to Robert Gruenwald in consideration of services provided.  The value of the common stock was determined be $250,000.

In August 2008, Balqon California issued 332,910 shares of common stock to Balwinder Samra in consideration of services rendered.  The value of the common stock was determined be $332,910.

On September 9, 2008, Balqon California entered into an Asset Purchase Agreement with EMS, and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector inverters, for an aggregate purchase price of $350,000, of which $250,000 was paid in cash at closing and $100,000 was paid in the form of a promissory note issued to EMS.  The promissory note issued to EMS bares an interest rate of 5% per annum payable at maturity.  As of June 10, 2009, $50,000 in principal remains outstanding under the promissory note issued to EMS.  During the fiscal year ended December 31, 2008, we did not make any payments of principal or interest due under the promissory note to EMS.  In May 2009, we made a principal payment of $50,000 on the promissory note issued to EMS.  The remaining principal balance of $50,000 and all accrued and unpaid interest under the note becomes due and payable on June 15, 2009.

On June 24, 2008, we issued a promissory note in the amount of $25,875 to Marlin Financial Group, Inc.  The promissory note issued to Marlin Financial Group, Inc. bares an interest rate of 6% per annum payable at maturity and became due and payable on December 6, 2008.  As of June 10, 2009, the $875 in principal that remained outstanding under the promissory note issued to Marlin Financial Group, Inc. had been written off.  During the fiscal year ended December 31, 2008, we paid $25,000 in principal and did not make any interest payments due under the promissory note to Marlin Financial Group, Inc.

Item 13.               Financial Statements and Supplementary Data.

The financial statements contained or incorporated into Item 9.01 of Amendment No. 2 to Form 8-K for October 24, 2008, filed with the SEC on June 17, 2009, are incorporated herein by reference.

Item 15.               Financial Statements and Exhibits.

The financial statements listed in Item 9.01 of Amendment No. 2 to Form 8-K for October 24, 2008, filed with the SEC on June 17, 2009, are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(a), Item 9.01(b) and Item 9.01(c) are amended and restated as set forth below.

(a)           Financial Statements of Businesses Acquired

Page
The following financial statements of Balqon California are included in this report:

Report of Independent Registered Public Accounting Firm	16

Balance Sheets as of June 30, 2008 (Restated) (Unaudited) and December 31, 2007 and 2006	17

Statements of Operations for the Six Months Ended June 30, 2008 (Restated) and 2007 (Unaudited) and for the Years Ended December 31, 2007 and 2006	18

Statement of Changes in Shareholders' Deficiency for the Six Months Ended June 30, 2008 (Restated) (Unaudited) and for the Years Ended December 31, 2007 and 2006	19

Statements of Cash Flows for the Six Months Ended June 30, 2008 (Restated) and 2007 (Unaudited) and for the Years Ended December 31, 2007 and 2006	20

Notes to Financial Statements for the Six Month Periods Ended June 30, 2008 (Restated) and 2007 (Unaudited) and for the Years Ended December 31, 2007 and 2006	21

The following financial statements of Electric MotorSports, LLC are included in this report:

Report of Independent Registered Public Accounting Firm	37

Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007 and 2006	38

Statements of Operations and Member’s Equity for the Six Months Ended June 30, 2008 and 2007 (Unaudited) and for the Years Ended December 31, 2007 and 2006	39

Statement of Cash Flows for the Six Months Ended June 30, 2008 and 2007 (Unaudited) and for the Years Ended December 31, 2007 and 2006	40

Notes to Financial Statements for the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) and for the Years Ended December 31, 2007 and 2006	41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Balqon Corporation
Santa Ana, California

We have audited the accompanying balance sheets of Balqon Corporation (the Company) as of December 31, 2007 and 2006, the related statements of operations, changes in shareholders’ equity (deficiency), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Balqon Corporation at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming Balqon Corporation will continue as a going concern.  The Company has experienced recurring losses and has a shareholders’ deficiency at December 31, 2007.  These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 1 to the financial statements.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.
Los Angeles, California August 15, 2008

BALQON CORPORATION
BALANCE SHEETS

	June 30, 2008 (Unaudited) (As Restated)	December 31, 2007	December 31, 2006
ASSETS
Current assets
Cash	$27,936	$34	$—
Accounts receivable	—	35,000	—
Total current assets	27,936	35,034	—

Property and equipment, net	17,370	21,047	1,913
Deposits	19,241	19,241	—

Total assets	$64,547	$75,322	$1,913

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$190,163	$29,212	$800
Note payable to related party, unsecured	25,875	—	—
Advances from shareholder	59,377	57,420	943
Billings in excess of costs and estimated earnings on uncompleted contracts	3,689	71,264	—
Total current liabilities	279,104	157,896	1,743

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Common stock, no par value, 100,000,000 shares authorized, 16,667,000 shares issued and outstanding	5,000	5,000	5,000
Common stock to be issued, 4,500,090 shares	4,500,090	—	—
Additional paid-in capital	685,309	—	—
Accumulated deficit	(5,404,956)	(87,574)	(4,830)
Total shareholders’ equity (deficiency)	(214,557)	(82,574)	170

Total liabilities and shareholders’ equity (deficiency)	$64,547	$75,322	$1,913

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2008 (Unaudited) (As Restated)	Six Months Ended June 30, 2007 (Unaudited)	Year Ended December 31, 2007	Year Ended December 31, 2006
REVENUES:

Contract revenue earned	$127,575	$42,146	$382,736	$—

Sale of parts	75,000	—	—	—

Total revenues	202,575	42,146	382,736	—

Total cost of revenues	152,931	30,862	280,263	—

Gross profit	49,644	11,284	102,473	—

OPERATING EXPENSES:

General and administrative	5,363,349	38,583	182,035	4,440

Depreciation and amortization	3,677	384	3,182	390

Total operating expenses	5,367,026	38,967	185,217	4,830

NET LOSS	$(5,317,382)	$(27,683)	$(82,744)	$(4,830)

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2007
AND FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED)

	Common Stock		Common Stock to be	Additional Paid-In	Accumulated
	Number	Amount	Issued	Capital	Deficit	Total
Balance, January 1, 2006	16,667,000	$5,000	$—	$—	$—	$5,000

Net loss					(4,830)	(4,830)

Balance, December 31, 2006	16,667,000	5,000	—	—	(4,830)	170

Net loss	—	—	—	—	(82,744)	(82,744)

Balance, December 31, 2007	16,667,000	5,000	—	—	(87,574)	(82,574)

Fair value of 4,500,090 shares of common stock granted for services	—	—	4,500,090	—	—	4,500,090

Fair value of options and warrants granted for services	—	—	—	685,309	—	685,309

Net loss	—	—	—	—	(5,317,382)	(5,317,382)

Balance, June 30, 2008 (unaudited) (as restated)	16,667,000	$5,000	$4,500,090	$685,309	$(5,404,956)	$(214,557)

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2008 (Unaudited) (As Restated)	Six Months Ended June 30, 2007 (unaudited)	Year Ended December 31, 2007	Year Ended December 31, 2006
Cash flows from operating activities:
Net loss	$(5,317,382)	$(27,683)	$(82,744)	$(4,830)

Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:

Depreciation and amortization	3,677	384	3,182	390
Fair value of common stock issued for services	4,500,090	—	—	—
Fair value of options and warrants granted for services	685,309	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	35,000	(94,000)	(35,000)	800
Stock subscription receivable	—	—	—	(5,000)
Prepaid expenses	—	(4,390)	—	—
Deposits	—	(19,241)	(19,241)	—
Accounts payable and accrued expenses	160,951	—	28,412	—
Billings in excess of costs and estimated earnings on
uncompleted contracts	(67,575)	301,854	71,264	—

Net cash provided by (used in) operating activities	70	156,924	(34,127)	(8,640)

Cash flows from investing activities:
Acquisition of furniture, equipment and software	—	(5,546)	(22,316)	(2,303)
Net cash used in investing activities	—	(5,546)	(22,316)	(2,303)

Cash flows from financing activities:
Proceeds from note payable	25,875	—	—	—
Advances from shareholder	1,957	6,364	56,477	943
Net cash provided by financing activities	27,832	6,364	56,477	943
Increase in cash and cash equivalents	27,902	157,742	34	—
Cash and cash equivalents, beginning of period	34	—	—	—

Cash and cash equivalents, end of period	$27,936	$157,742	$34	$—

Supplemental cash flow information
Interest Paid	$—	$—	$—	$—
Income taxes Paid	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Balqon Corporation (the “Company”) was incorporated on April 21, 2005 as a California corporation and commenced business operations in 2006. The Company develops, assembles and markets heavy-duty electric vehicles, flux vector inverters and heavy-duty electric drive systems.

On July 11, 2008, the Company signed a term sheet in which the Company agreed to merge with BMR Solutions, Inc., a Nevada corporation (“BMR”).  On October 24, 2008, the Company completed the merger with BMR. (See Note 11.)

Going Concern

For the six months ended June 30, 2008 and for the year ended December 31, 2007, the Company recorded net losses of $5,317,382 and $82,744, respectively and had an accumulated deficit of $5,404,956 at June 30, 2008.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.  The Company intends to raise funds to finance operations until the Company achieves profitable operations. Our capital requirements for the next 12 months, as they relate to the production of our products will continue to be significant.  If adequate funds are not available to satisfy either medium or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cut back our operations.

Basis of Presentation of Unaudited Financial Information

The unaudited financial statements of the Company as of June 30, 2008 and for the six months ended June 30, 2008 and June 30, 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K for scaled disclosures for smaller reporting companies.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in United States of America for complete financial statements.  However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenues

Contract Revenue and Cost Recognition

In accounting for contracts, the Company follows the provisions of the AICPA’s Statement of Position 81-1 – Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”).  The Company recognizes revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  We also recognize as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Sales of Production Units and Parts

The Company recognizes revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

The Company determines whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when the Company places the products with the buyer’s carrier.  The Company regularly reviews its customers’ financial positions to ensure that collectibility is reasonably assured.  Except for warranties, the Company has no post-sales obligations.

Product Warranties

The Company provides limited warranties for parts and labor at no cost to its customers within a specified time period after the sale.  The Company estimates the actual historical warranty claims coupled with an analysis of unfulfilled claims at the balance sheet date. As of June 30, 2008 and December 31, 2007, the Company had no warranty reserve nor did it incur warranty expenses during the six month periods ended June 30, 2008 or 2007 or during the years ended December 31, 2007 and 2006.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality and payment history of the customer.

Property and Equipment

Property and equipment are stated at cost. The cost of property and equipment is depreciated on the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Furniture	3 years
Machinery	3 years

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

Impairment of Long-Lived Assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” establishes guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. The Company periodically reviews, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined. Based on management’s assessments, there are no indicators of impairment of the Company’s long-lived assets at June 30, 2008 or December 31, 2007.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

We periodically issue stock instruments, including shares of our common stock, stock options, and warrants to purchase shares of our common stock to employees and non-employees in non-capital raising transactions for services and for financing costs.

The Company accounts for stock option and warrant grants issued and vesting to employees using SFAS No. 123(R) “Share-Based Payment” effective January 1, 2006, for all share-based payments granted based on the requirements of SFAS No. 123(R) for all awards granted to employees.

The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18 “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF Issue No. 00-18 “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either (i) the date at which a performance commitment is reached, or (ii) at the date at which the necessary performance to earn the equity instruments is complete.

Financial Assets and Liabilities Measure at Fair Value

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance applies to other accounting pronouncements that require or permit fair value measurements. On February 12, 2008, the FASB finalized FASB Staff Position (FSP) No. 157-2, Effective Date of FASB Statement No. 157. This Staff Position delays the effective date of SFAS No. 157 for nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of SFAS No. 157 had no effect on the Company’s financial position or results of operations.

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and unsecured accounts receivable.

The Company maintains cash balances at one bank. At times, the amount on deposit exceeds the federally insured limits. Management believes that the financial institution that holds the Company’s cash is financially sound and, accordingly, minimal credit risk exists.

For the six months ended June 30, 2008 and 2007, and for the year ended December 31, 2007, contract revenue earned is from one contract with the City of Los Angeles and AQMD.   For the six months ended June 30, 2008, sale of parts were to one customer.

For the year ended December 31, 2007, 35%, 31%, and 13%, respectively, of contract costs incurred were to three vendors.  At December 31, 2007, accounts payable to one of these vendors represented 95% of total accounts payable.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations (continued)

For the six months ended June 30, 2008 and 2007, 57% and 100%, respectively, of contract costs incurred were to a single vendor.  At June 30, 2008, accounts payable to this vendor represented 21% of total accounts payable.  At June 30, 2008, three other vendors had balances representing 32%, 25%, and 11%, respectively, of total accounts payable.

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS No. 161”), to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. SFAS No. 161 applies to fiscal years and interim periods beginning after November 15, 2008.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 141 (R), “Business Combinations,” which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  SFAS  No. 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited.

The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s results of operations, financial position, or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS

On May 18, 2009, the management of the Company concluded, with the concurrence of the Audit Committee of the Company’s Board of Directors, that an accounting error had been made in the Company’s historical financial statements in relation to the recording of the value of stock-based compensation awarded in June. As result, the Company’s financial statements for the six months ended June 30, 2008 have been restated.

The restatements reflect a change to the fair value of common stock that was used to calculate the fair value of certain stock instruments issued during 2008. In June 2008 when the stock based compensation was awarded, an active market for the Company’s common stock did not exist.  Therefore, in its application of SFAS No. 123(R), the Company used an alternative valuation method to calculate the fair value of the common stock issued during June 2008, and in its assumptions included in its Black-Scholes valuation model to value the stock options and warrants during 2008. The alternative valuation method included consideration of a valuation conducted by a third-party specialist in August, 2008.  The Company initially valued the underlying shares of its common stock at $.015 based upon this valuation. The Company has subsequently concluded that the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted by October 31, 2008) and the $1.00 per unit sale price of units consisting of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS (continued)

October and December 2008 were better indicators of the fair value of the Company’s common stock, and such value is now used in determining the value of the shares of common stock, stock options and warrants granted in June 2008.

As such, the Company has restated its previously issued June 30, 2008 financial statements to reflect a fair value of $1.00 per common share in accounting for the compensation costs of shares issued for services during the year and in its option pricing models to determine the fair value of options and warrants issued for services.  The effects of the restatement on the Company’s financial statements for the six months ended June 30, 2008 are shown below:

	June 30, 2008
ASSETS	(As Originally Reported)	(Adjustments)			(As Restated) (Unaudited)
Current assets
Cash and cash equivalents	$27,936	$			$27,936
Total current assets	27,936				27,936
Property and equipment, net	17,370				17,370
Deposits	19,241				19,241
Total assets	$64,547		$—		$64,547
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable and accrued expenses	$190,163	$			$190,163
Notes payable to related parties	25,875				25,875
Advances from shareholder	59,377				59,377
Billings in excess of costs and estimated earnings
on uncompleted contracts	3,689				3,689
Total current liabilities	279,104		—		279,104
SHAREHOLDERS’ DEFICIENCY
Common stock, no par value, 100,000,000 shares authorized,
16,667,000 shares issued and outstanding	5,000				5,000
Common stock to be issued	65,476		4,434,614	(1)	4,500,090
Additional paid in capital	—		685,309	(2)	685,309
Accumulated deficit	(285,033)		(5,119,923	) (1)(2)	(5,404,956)
Total shareholders’ deficiency	(214,557)		—		(214,557)
Total liabilities and shareholders’ deficiency	$64,547		$—		$64,547

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS (continued)

	June 30, 2008
	(As Initially Reported)	(Adjustments)			(As Restated) (Unaudited)
REVENUES
Contract revenue earned	$127,575	$			$127,575
Sale of parts	75,000				75,000
Total revenues	202,575		—		202,575
Cost of revenues	152,931				152,931
Gross profit	49,644		—		49,644
OPERATING EXPENSES
General and administrative	243,426		5,119,923	(1)(2)	5,363,349
Depreciation and amortization	3,677				3,677
Total operating expenses	247,103		5,119,923		5,367,026
NET LOSS	$(197,459)		$(5,119,923)		$(5,317,382)

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS (continued)

	June 30, 2008
	(As Originally Reported)	(Adjustments)		(As Restated) (Unaudited)
Cash flow from operating activities:
Net loss	$(197,459)	(5,119,923	) (1)(2)	$(5,317,382)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,677			3,677
Fair value of common stock granted for services	65,476	4,434,614	(1)	4,500,090
Fair value of options and warrants granted for services	—	685,309	(2)	685,309
Changes in operating assets and liabilities
Accounts receivable	35,000			35,000
Accounts payable and accrued expense	160,951			160,951
Billings in excess of costs and estimated earnings on
uncompleted contracts	(67,575)			(67,575)

Net cash used in operating activities	70	—		70

Cash flows from investing activities:
Acquisition of furniture, equipment and software
Acquisition of EMS
Net cash used in investing activities	0	—		0

Cash flows from financing activities:
Proceeds from notes payable, related parties	25,875			25,875
Advances from shareholder	1,957			1,957
Net cash provided by financing activities	27,832	—		27,832
Increase in cash and cash equivalents	27,902			27,902
Cash and cash equivalents, beginning of year	34			34

Cash and cash equivalents, end of year	$27,936	—		$27,936
Supplemental cash flow information
Interest Paid	$—	$—		$—
Income taxes Paid	$—	$—		$—

Description of adjustments:

(1)	To record $4,434,614 of additional stock-based compensation for the value of common stock granted during June 2008.

(2)	To record $685,309 of additional stock based compensation for the value of options and warrants granted during June 2008.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

In May 2007, the Company entered into a $527,000 contract with the AQMD to develop a prototype zero-emissions short-range heavy-duty all-electric truck used for hauling fully loaded 40-foot cargo containers around the Port of Los Angeles.  This contract is being accounted for under the percentage of completion method.  At June 30, 2008, the contract was estimated to be approximately 96% complete.

The asset, “costs in excess of billings and estimated earnings on uncompleted contracts” and the liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents costs incurred or billings in excess of revenue recognized at June 30, 2008 and December 31, 2007 and 2006 as follows:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Costs incurred on uncompleted contracts	$373,681	$280,263	$—
Estimated earnings	136,630	102,473	—
	510,311	382,736	—
Less, billings to date	514,000	454,000	—
	$(3,689)	$(71,264)	$—
Included in accompanying balance sheets under the following caption:
Billings in excess of costs and estimated earnings on uncompleted contracts	$3,689	$71,264	$—

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are comprised as follows:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Computer equipment and software	$9,052	$9,052	$2,088
Office furniture	9,172	9,172	215
Machinery	6,395	6,395
Total property and equipment, cost	24,619	24,619	2,303
Less: accumulated depreciation	(7,249)	(3,572)	(390)
Property and equipment, net	$17,370	$21,047	$1,913

Depreciation expense for the years ended December 31, 2007 and 2006 was $3,182 and $390, respectively.  Depreciation expense for the six months ended June 30, 2008 and 2007 was $3,677 and $384, respectively.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 5 – NOTE PAYABLE—RELATED PARTY, UNSECURED

Note payable to related party, unsecured, consists of the following at:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Note payable to related party, unsecured, interest at 6% per annum payable at maturity, due December 6, 2008	$25,875	$—	$—

NOTE 6 – ADVANCES FROM SHAREHOLDER

Advances from shareholder consists of the following at:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Advances from shareholder, unsecured, non-interest bearing, due on demand	$59,337	$57,420	$943

NOTE 7 - INCOME TAXES

At June 30, 2008, the Company had available federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $5,300,000 for federal and for state purposes. The federal carryforward expires in 2027 and the state carryforward expires in 2017. Given the Company’s history of net operating losses, management has determined that it is more likely than not the Company will be able to realize the tax benefit of the carryforwards.

Accordingly, the Company has not recognized a deferred tax asset for this benefit. Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

Significant components of the Company’s deferred income tax assets are as follows:

Significant components of the Company’s deferred income tax liability at June 30, 2008, December 31, 2007 and 2006 are as follows:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Deferred tax assets:
Net operating loss carryforward	$2,116,318	$32,932	$1,922
Total deferred tax assets	2,116,318	32,932	1,922
Valuation allowance	(2,116,318)	(32,932)	(1,922)
Net deferred income tax asset	$—	$—	$—

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 7 - INCOME TAXES (continued)

In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance for the deferred tax asset has been recorded.

Reconciliation of the effective income tax rate to the U.S. statutory rate for the six months ended June 30, 2008 and 2007 (unaudited) and for the years ended December 31, 2007 and 2006 is as follows:

Tax expense at the U.S. statutory income tax rate	34.0%
State tax net of federal tax benefit	5.8%
Net effect of net operating loss and other	(39.8%)
Effective income tax rate	0.0%

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (“FIN 48”) - an interpretation of FASB Statement No. 109, Accounting for Income Taxes.” The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of June 30, 2008 and December 31, 2007, the Company did not have a liability for unrecognized tax uncertainties.

NOTE 8 – SHAREHOLDERS’ EQUITY

The Company was capitalized on April 21, 2005 when it issued 16,667,000 shares of no par common stock for $5,000 to its founding shareholder.

On June 4, 2008, the Board of Directors of the Company approved a 16,667:1 stock split of the Company’s no par common stock. All share amounts in the accompanying financial statements are presented as if the stock split occurred at the beginning of the period presented.

Shares Issued For Services

On June 4, 2008, the Company issued 4,500,090 shares of common stock to consultants for services rendered. The shares were valued at $4,500,090. Included in the 4,500,090 shares of common stock granted to consultants on June 4, 2008, are 1,250,025 shares of common stock, valued at $1,250,025, that were granted to the brother of the founding shareholder.

When the shares discussed above were granted, an active market for the Company’s common stock did not exist. As such, management determined the value of the shares of common stock issued in June 2008 to be $1.00 per share using  the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted October 31, 2008) and the $1.00 per unit sale price of units consisting of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 9 – STOCK OPTIONS AND WARRANTS

Stock Options

At June 30, 2008, options shares outstanding are as follows:
	Shares	Weighted Average Exercise Price
Balance at January 1, 2008	—	—
Granted	4,562,592	$2.00
Exercised	—	—
Cancelled	—	—
Balance at June 30, 2008	4,562,592	$2.00

On June 4, 2008, the Company granted options to purchase 4,562,592 shares of common stock at $1.50 to $2.50 per share to an employee and two consultants. The options vested immediately on the date granted, and expire between June 30, 2010 and June 30, 2012.  The Company determined that the fair value of the options issued was $590,877 calculated by a Black-Scholes option pricing model using as assumptions an expected life of one to three years, an industry volatility of 58.43%, a risk free interest rate of 2.42%, and no expected dividend yield. The Black-Scholes calculation of the fair value of the options also included the assumption that the fair value of the  underlying shares of common stock was $1.00.  In June 2008, when the options discussed above were granted, an active market for the Company’s common stock did not exist. As such, management determined the fair value of the shares of common stock underlying the options issued in June 2008 to be $1.00 per share using  the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted October 31, 2008) and the $1.00 per unit sale price of units consisting of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock.

On October 24, 2008, immediately preceding the consummation of the merger with Balqon California (see Note 1), Balqon Corporation (formerly BMR) adopted the 2008 Stock Incentive Plan (“2008 Plan”). Initially, 7,500,000 shares of common stock are authorized for issuance under the 2008 Plan.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 9 – STOCK OPTIONS AND WARRANTS (continued)

Stock Options (continued)

The following table summarizes information about stock options outstanding and exercisable as of June 30, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$1.50	1,520,864	$1.50	1.0	1,520,864	$1.50
$2.00	1,520,864	$2.00	2.0	1,520,864	$2.00
$2.50	1,520,864	$2.50	3.0	1,520,864	$2.50
	4,562,592			4,562,592

At June 30, 2008, there was no aggregate intrinsic value of the 4,562,592 options outstanding and exercisable.  At June 30, 2008, all options were vested and there were no unvested options outstanding.

Warrants

At June 30, 2008, warrants shares outstanding are as follows:

	Shares	Weighted Average Exercise Price
Balance at January 1, 2008	—	—
Granted	729,180	$1.50
Exercised	—	—
Cancelled	—	—
Balance at June 30, 2008	729,180	$1.50

On June 4, 2008, the Company granted a warrant to purchase 729,180 shares of the Company’s common stock at an exercise price of $1.50 to $2.50 per share to a consultant (the “Marlin Warrants”). The Company determined that the fair value of the warrants issued to this consultant was $94,432 as calculated by a Black-Scholes option pricing model using as assumptions an expected life of one to three years, an industry volatility of 58.43%, a risk free interest rate of 2.42%, and no expected dividend yield.  The Black-Scholes calculation of the fair value of the warrants also included the assumption that the fair value of the  underlying shares of common stock was $1.00.  In June 2008, when the warrants discussed above were granted, an active market for the Company’s common stock did not exist. As such, management determined the fair value of the shares of common stock underlying the warrants issued in June 2008 to be $1.00 per share using  the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted October 31, 2008) and the $1.00 per unit sale price of units consisting of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 9 – STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

The following table summarizes information about stock warrants outstanding and exercisable as of June 30, 2008:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number of Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$1.50	243,060	$1.50	2.8	243,060	$1.50
$2.00	243,060	$2.00	2.0	243,060	$2.00
$2.50	243,060	$2.50	3.0	243,060	$2.50
	729,180			729,180

At June 30, 2008, there was no aggregate intrinsic value of the warrants outstanding and exercisable.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Contract

On June 25, 2008, the Company entered into an agreement with the City of Los Angeles to manufacture and deliver 20 electric yard hostlers, 5 short-haul electric drayage trucks, and associated equipment including chargers, batteries and controllers for a total of $5,383,750. In September 2008, the Company began work on the first units it intends to produce and expects to deliver all the vehicles and associated equipment to the City of Los Angeles in 2009.  The Company will recognize revenues from the sale of these vehicles and associated equipment at the time that delivery of product has occurred and title has transferred.

The Company agreed to move its research and production facilities to the City of Los Angeles and also agreed to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle it sells to a purchaser other than the City of Los Angeles or the AQMD.

On May 14, 2008, the Company entered into an agreement with the AQMD to manufacture and deliver one  electric yard hostler and associated equipment including batteries, battery chargers , and equipment maintenance services for a total of $300,000. The Company will recognize revenues from the sale of this vehicle and associated equipment at the time that delivery of the product has occurred and title has transferred.  The Company also agreed to pay the AQMD a royalty fee of $1,000 per electric vehicle it sells to a purchaser other than the City of Los Angeles or the AQMD.

Employment Contract

On April 30, 2008, the Company signed an employment agreement with its CEO.  The employment agreement is effective from April 30, 2008 to April 30, 2013 and provides for, among other items, the CEO to receive compensation of $250,000 per annum during the first and second year of the agreement, and at least $300,000 per annum thereafter.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 10 – COMMITMENTS AND CONTINGENCIES (continued)

Leases

The Company leases its research and development facilities located in Santa Ana, California under a lease that expires on May 31, 2009. The lease has a current monthly payment of $3,206.  Subsequent to June 30, 2008, the Company entered into a three year lease of manufacturing facilities located in Harbor City, California that expires on July 31, 2011. The lease has a base monthly rent of $10,540.

Rent expense for the year ended December 31, 2007 $25,787.  There was no rent in the year ended December 31, 2006.  Rent expense for the six months ended June 30, 2008 and 2007 was $23,418 and $3,507, respectively.

The following is a schedule by years of future minimum rental payments required under the non-cancelable operating leases described above as of June 30, 2008:

Years ending June 30:
2009	$96,833
2010	139,440
2011	122,880
2012	71,680
Thereafter	—
NOTE 11 - SUBSEQUENT EVENTS

On July 11, 2008, the Company signed a term sheet in which the Company agreed to merge with BMR Solutions, Inc., a Nevada corporation (“BMR”).  On October 24, 2008, the Company completed the merger with BMR.  Pursuant to the merger agreement, the issued and outstanding common shares of the Company were exchanged on a one-for-one basis for common shares of BMR.  After the merger was completed, the shareholders of the Company control approximately 94% of the outstanding shares of common stock of BMR and current shareholders of BMR control approximately 6% of the outstanding shares of common stock of BMR, not including warrants.  The transaction was accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquiror and BMR deemed to be the legal acquirer.

During July and September 2008, the Company raised an aggregate of $1,310,000 through the issuance to accredited investors of senior secured convertible promissory notes (the “July Private Placement” and the “September Private Placement”). The notes were due January 2, 2009, bore interest at a rate of 10% per annum that was due at maturity, and were secured by substantially all of the assets of the Company.  The notes were convertible into shares of common stock of the Company at a conversion price of $1.00 per share.  In connection with the placement, the Company also issued warrants to acquire 1,310,000 shares of common stock at an exercise price of $1.50 per share.

On September 9, 2008, the Company acquired substantially all of the assets of Electric MotorSports, LLC (“EMS”), an Ohio limited liability company that was owned by Mr. Robert Gruenwald.  The assets acquired included goodwill and intellectual properties used in the development and manufacture of flux vector inverters.  The purchase price of the assets was $350,000, of which $250,000 was paid in cash and the Company issued an unsecured promissory note for the balance of $100,000.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

NOTE 11 - SUBSEQUENT EVENTS (continued)

On October 24, 2008, immediately preceding the closing of the merger with Balqon Corporation (formerly BMR), the Company raised an aggregate of $575,000 through the issuance of 575,000 shares of common stock at $1.00 per share to six accredited investors (the “October Private Placement”). In connection with this offering, the Company also issued three-year warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $1.50 per share (the “October Warrants”).

On October 24, 2008, immediately preceding the closing of the merger (see Note 1), Balqon Corporation (formerly BMR) issued warrants (the “BMR Warrants”) to purchase an aggregate of 184,598 shares of common stock.  One-third of the BMR Warrants have an exercise price of $1.50 per share and expire on October 24, 2009, one-third of the BMR Warrants have an exercise price of $2.00 per share and expire on October 24, 2010, and one-third of the BMR Warrants have an exercise price of $2.50 per share and expire on October 24, 2011. The Company determined that the fair value of the BMR Warrants to be $23,906.

Balqon California, in connection with the July Private Placement, the September Private Placement and the October Private Placement, entered into certain registration rights agreements (collectively, the “Balqon Registration Rights Agreements”).  Under the Balqon Registration Rights Agreements, Balqon Corporation (formerly BMR) is obligated to register for resale an aggregate of 3,793,348 shares of common stock, of which an aggregate of 1,885,000 shares of common stock underly the July Warrants, September Warrants and the October Warrants.  Immediately preceding the consummation of the merger with Balqon California, Balqon Corporation (formerly BMR) also entered a registration rights agreement (the “BMR Registration Rights Agreement”) with its stockholders to register for resale an aggregate of 1,400,000 shares of BMR’s common stock and with the holders of the BMR Warrants to register for resale and aggregate of 184,598 shares of common stock underlying the BMR Warrants.

The Company is obligated under the Balqon Registration Rights Agreements and the BMR Registration Rights Agreement to file, on or before December 23, 2008, a registration statement with the Securities and Exchange Commission, registering for resale all shares of common stock covered by the Balqon Registration Rights Agreements and BMR Registration Rights Agreements.

On October 24, 2008, immediately preceding the consummation of the merger with Balqon California (see Note 1), Balqon Corporation (formerly BMR) adopted the 2008 Stock Incentive Plan (“2008 Plan”).  Initially, 7,500,000 shares of common stock are authorized for issuance under the 2008 Plan.

On October 24, 2008, the notes issued in the July and September Private Placements, including accrued interest thereon, were converted into an aggregate of 1,333,348 shares of common stock of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member
Electric MotorSports, LLC

We have audited the accompanying balance sheets of Electric MotorSports, LLC (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations and member’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the financial statements, substantially all of the Company’s assets were acquired by Balqon Corporation on September 9, 2008.

/s/ Weinberg & Company, P.A.
Los Angeles, California May 26, 2009

ELECTRIC MOTORSPORTS, LLC
BALANCE SHEETS

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash	$36,687	$79,479	$33,260
Accounts receivable	77,349	35,373	47,495
Total current assets	114,036	114,852	80,755

TOTAL ASSETS	$114,036	$114,852	$80,755

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Accounts payable	$27,987	$3,412	$3,174
Other current liabilities	22,151	13,906	7,243
Deposit from customer	9,750	—	—
Total current liabilities	59,888	17,318	10,417

Member’s equity	54,148	97,534	70,338

TOTAL LIABILITIES AND MEMBER’S EQUITY	$114,036	$114,852	$80,755

The accompanying notes are an integral part of these financial statements.

ELECTRIC MOTORSPORTS, LLC
STATEMENT OF OPERATIONS AND MEMBER’S EQUITY

	Six Months Ended June 30, 2008 (Unaudited)	Six Months Ended June 30, 2007 (Unaudited)	Year Ended December 31, 2007	Year Ended December 31, 2006
Revenue	$125,409	$77,210	$167,445	$257,685

Cost of revenue	65,367	18,581	33,374	106,864

Gross profit	60,042	58,629	134,071	150,821

General and administrative expenses	66,796	47,930	112,875	128,498

Net income (loss)	(6,754)	10,699	21,196	22,323

Member’s equity, beginning	97,534	70,338	70,338	54,847

Contributions (distributions), net	(36,632)	1,000	6,000	(6,832)

Member’s equity, ending	$54,148	$82,037	$97,534	$70,338

The accompanying notes are an integral part of these financial statements.

ELECTRIC MOTORSPORTS, LLC
STATEMENTS OF CASH FLOW

	Six Months Ended June 30, 2008 (Unaudited)	Six Months Ended June 30, 2007 (Unaudited)	Year Ended December 31, 2007	Year Ended December 31, 2006
Cash flow from operating activities:
Net income (loss)	$(6,754)	$10,699	$21,196	$22,323
Changes in operating assets and liabilities
Accounts receivable	(41,976)	27,462	12,122	(8,071)
Accounts payable	24,575	(340)	238	1,424
Other current liabilities	17,995	8,925	6,663	(1,875)
Net cash provided (used) by operating activities	(6,160)	46,746	40,219	13,801
Cash flow from financing activity:
Member’s contributions (distributions)	(36,632)	1,000	6,000	(6,832)
Net cash provided (used) by financing activities	(36,632)	1,000	6,000	(6,832)

Increase (decrease) in cash	(42,792)	47,746	46,219	6,969
Cash, beginning of period	79,479	33,260	33,260	26,291
Cash, end of period	$36,687	$81,006	$79,479	$33,260

Supplemental cash flow information:
Cash paid for:
Interest	—	—	—	—
Income taxes	—	—	—	—

The accompanying notes are an integral part of these financial statements.

ELECTRIC MOTORSPORTS, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007,
AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

The Company

Electric MotorSports, LLC (the “Company”) is an Ohio limited liability company formed in January 2000.  The Company is wholly-owned by Mr. Robert Gruenwald.

The Company is engaged in developing, designing, manufacturing, marketing and selling flux vector inverters to the automotive and material handling equipment industries.  The Company sells inverters for use in applications including industrial conveyor systems, electric buses, delivery trucks, monorail system and mining vehicles.  The Company’s customer base consists primarily of original equipment manufacturers, or OEMs, of electric buses, mining vehicles and specialty automotive vehicles.

Basis of Presentation

The financial statements of the Company for the six months ended June 30, 2008 and 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K for scaled disclosures for smaller reporting companies.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in United States of America for complete financial statements.  However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results may differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of financial instruments, including cash, accounts receivables, accounts payable and accrued liabilities, approximate fair value because of their short maturity.

ELECTRIC MOTORSPORTS, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007,
AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenues

The Company generates revenue through (i) sales of the FluxDrive electric motor controller, and sales of other products, such as oil cooled electric drive system, and sundry electric motors; and (ii) consulting services for the design of prime movers for electric vehicles, including motors, controllers and invertors.

The Company recognizes revenue from the above sources when there is persuasive evidence that an arrangement exists, delivery of the product has occurred or services has been rendered, and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer or upon completion of services rendered to customer.

The Company determines whether delivery has occurred or services has been rendered based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when the Company places the products with the buyer’s carrier.  The Company regularly reviews its customers’ financial positions to ensure that collectibility is reasonably assured.  Except for warranties, the Company has no post-sales obligations.

Product Warranties

The Company provides limited warranties for parts and labor at no cost to its customers within a specified time period after the sale.  The Company estimates the actual historical warranty claims coupled with an analysis of unfulfilled claims at the balance sheet date. As of June 30, 2008 and December 31, 2007 and 2006, the Company had no warranty reserve nor did it incur warranty expenses during the six month period ended June 30, 2008, or during the years ended December 31, 2007 and 2006.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality and payment history of the customer.  At June 30, 2008, December 31, 2008 and December 31, 2007, there was no allowance for doubtful accounts.

Income Taxes

The Company is a single member limited liability company treated as a partnership for federal and state income tax purposes. As such, the taxable income of the Company is included in the tax return of its sole member-owner for federal and state income tax purposes. Accordingly, no provision for federal and state income taxes is included in the financial statements. The Company’s policy is to make periodic distributions in amounts sufficient to reimburse the member-owner for tax liabilities.

ELECTRIC MOTORSPORTS, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007,
AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and unsecured accounts receivable.

The Company maintains cash balances at one bank.  Management believes that the financial institution that holds the Company’s cash is financially sound and, accordingly, minimal credit risk exists.

For the six months ended June 30, 2008 and 2007, 61% and 36%, respectively, of revenue earned is from one customer.

For the years ended December 31, 2007 and 2006, 32% and 49% revenue earned is from one customer.

At June 30, 2008, accounts payable to one vendor represented 23% of total accounts payable balance.

At December 31, 2007 and 2006, accounts payable to one vendor represented 72% and 23% respectively, of the accounts payable balance.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company does not believe the adoption of SFAS No. 157 will have a material, if any, effect on its results of operations, financial position, or cash flows.

In December 2007, SFAS No. 141R, “Business Combinations (revised 2007)” was issued.  SFAS No. 141R replaces SFAS No. 141, “Business Combinations.”  SFAS No. 141R requires the acquirer of a business to recognize and measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at fair value. SFAS No. 141R also requires transactions costs related to the business combination to be expensed as incurred. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The effective date, as well as the adoption date for the Company was January 1, 2009.  Although SFAS No. 141R may impact our reporting in future financial periods, the Company has determined that the standard did not have any impact on its historical financial statements at the time of adoption.

The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s results of operations, financial position, or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

ELECTRIC MOTORSPORTS, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007,
AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 3 – RELATED PARTY TRANSACTIONS

General and administrative expenses include $30,000, $30,000, $60,000, and $60,000 of salaries paid to Mr. Robert Gruenwald, the Company’s owner-manager, for the six months ended June 30, 2008 and 2007, and for the years ended December 31, 2007 and 2006, respectively.  Also included in the general and administrative expenses were aggregate salaries paid to the daughters of Mr. Gruenwald, Ms. Stephanie Gruenwald and Ms. Christine Gruenwald, in the amounts of $2,600, $2,600, $5,200, and $5,200 for the six months ended June 30, 2008 and 2007, and for the years ended December 31, 2007 and 2006, respectively.

NOTE 4 - SUBSEQUENT EVENTS

On September 9, 2008, Balqon Corporation, a California corporation incorporated on April 2005 (“Balqon California”), acquired substantially all of the Company’s assets. The purchase price of the assets was $350,000, of which $250,000 was paid in cash and Balqon California issued an unsecured promissory note for the balance of $100,000 due in two installments of $50,000 each on May 15, 2009 and June 15, 2009.  The $350,000 purchase price, together with legal costs of $3,465 incurred in connection with this asset purchase, resulted in a total purchase price of the Company’s assets of $353,465.

b)             Pro Forma Financial Information.

On July 11, 2008, Balqon Corporation, a California corporation (the “Company”), signed a term sheet in which the Company agreed to merge with BMR Solutions, Inc., a Nevada corporation (“BMR”).  On October 24, 2008, the Company completed the merger with BMR (the “Merger Transaction”).  Pursuant to the Merger Transaction, the issued and outstanding common shares of the Company were exchanged on a one-for-one basis for common shares of BMR.  After the Merger Transaction was completed, the Company’s shareholders owned approximately 94% of the outstanding shares of common stock of BMR and the original shareholders of BMR owned approximately 6% of the outstanding shares of common stock of BMR, not including shares of common stock issuable upon exercise of warrants.  The transaction will be accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquirer and BMR deemed to be the legal acquirer.

On September 9, 2008, the Company acquired substantially all of the assets of Electric MotorSports, LLC, an Ohio limited liability company (“EMS”), that was owned by Mr. Robert Gruenwald.  The purchase price of the assets was $350,000, of which $250,000 was paid in cash and the Company issued an unsecured promissory note for the balance of $100,000, which is due in two installments of $50,000 each on May 15, 2009 and June 15, 2009, respectively. The $350,000 purchase price, together with legal costs of $3,465 incurred in connection with this asset purchase, resulted in a total purchase price of the EMS assets of $353,465.  The acquisition of EMS will be accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations,” and the operations of EMS will be included with the Company’s operations beginning September 9, 2008.  The $353,465 purchase price will be allocated based upon the fair value of the acquired assets, as determined by management with the assistance of an independent valuation firm to determine the components of the acquired business.

The following unaudited pro forma combined balance sheet as of June 30, 2008 and the combined statements of operations for the six months ended June 30, 2008 and for the year ended December 31, 2007 are based on the historical financial statements of Balqon Corporation, a Nevada corporation (formerly BMR), and the Company, adjusted to give effect to the Merger Transaction and the acquistion of EMS. The unaudited pro forma combined statements of operations for the six months ended June 30, 2008 and for the year ended December 31, 2007 give effect to the Merger Transaction and the acquistion of EMS as if these transactions had been consummated on January 1, 2007.  The unaudited pro forma combined balance sheet as of June 30, 2008 gives effect to the Merger Transaction and acquisition of EMS as if it had occurred on June 30, 2008.

The unaudited condensed combined pro forma financial statements should be read in conjunction with each of the Balqon Corporation, a Nevada corporation (formerly BMR), the Company, and EMS historical financial statements.  The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of future operating results or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

Balqon Corporation (formerly BMR Solutions), Balqon California and Electric MotorSports
Combined Pro Forma Balance Sheet (Unaudited)
As of June 30, 2008

	Balqon Corporation (formerly BMR Solutions)	Balqon California (As Restated)	Electric MotorSports		Acquisition Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$4,741	$27,936	$36,687		$—		$69,364
Accounts receivable	2,575	—	77,349		(46,000	)(b)	33,924
Prepaid expenses	52	—	—		—		52
Total current assets	7,368	27,936	114,036		(46,000)		103,340
Goodwill	—	—	—		166,500	(e)	166,500
Intangible assets	—	—	—		186,965	(e)	186,965
Property, plant & equipment, net	24,371	17,370	—		—		41,741
Deposits	—	19,241	—		—		19,241
Total assets	$31,739	$64,547	$114,036		$307,465		$517,787
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$61,152	$190,163	$59,888	(b)	$(46,000	)(b)	$265,203
Current maturities of long term notes payable	5,612	—	—		—		5,612
Notes payable, unsecured	—	25,875	—		353,465	(e)	379,340
Advances from shareholder	—	59,377	—		—		59,377
Billings in excess of costs and estimated earnings
on uncompleted contracts	—	3,689	—		—		3,689
Income taxes payable	800	—	—		—		800
Total current liabilities	67,564	279,104	59,888		(307,465)		714,021
Long-term note payable	13,817	—	—		—		13,817
SHAREHOLDERS’ EQUITY (DEFICIENCY)
Common stock	3,889	5,000	—		(3,889	)(a)	5,000
Member’s Equity	—	—	54,148		(54,148	)(b)	—
Common stock to be issued	—	4,500,090	—		(49,642	)(a)	4,450,448
Additional paid-in capital	196,106	685,309	—		(141,958	)(a)	739,457
Accumulated deficit	(249,637)	(5,404,956)	—		249,637	(a)	(5,404,956)
Total shareholders’ equity (deficiency)	(49,642)	(214,557)	249,637		—		(210,051)
Total liabilities and shareholders’ equity (deficiency)	$31,739	$64,547	$114,036		$213,982		$517,787

Balqon Corporation (formerly BMR Solutions), Balqon California and Electric MotorSports
Combined Pro Forma Statements of Operations (Unaudited)
Year Ended December 31, 2007

	Balqon Corporation (formerly BMR Solutions)	Balqon California	Electric MotorSports	Adjustments		Pro Forma Combined
Revenues	$69,865	$382,736	$167,445	$(67,712	)(b)	$552,334
Cost of Revenues	56,056	280,263	33,374	(67,712	)(b)	301,981
Gross Margin	13,809	102,473	134,071	—		250,353
Operating Expenses:
General and administrative	106,425	182,035	112,875	—		401,335
Depreciation and amortization	—	3,182	—	62,322	(d)	65,504
Interest expense	2,698	—	—	—		2,698
Total Operating Expenses	109,123	185,217	112,875	62,322		469,537
Income (loss) before income taxes	(95,314)	(82,744)	21,196	(62,322)		(219,184)
Provision for income taxes	800	—	—	—		800
Net income (loss)	$(96,114)	$(82,744)	$21,196	$(62,322)		$(219,984)
Weighted average number of shares: Basic and diluted						25,308,348
Net loss per common shares: Basic and diluted						$(0.01)

Balqon Corporation (formerly BMR Solutions), Balqon California and Electric MotorSports
Combined Pro Forma Statements of Operations (Unaudited)
Six Months Ended June 30, 2008

	Balqon Corporation (formerly BMR Solutions)	Balqon California (As Restated)	Electric MotorSports	Adjustments		Pro Forma Combined
Revenues	$38,450	$202,575	$125,409	$(25,256	)(b)	$341,178
Cost of Revenues	32,155	152,931	65,367	(25,256	)(b)	225,197
Gross Margin	6,295	49,644	60,042	—		115,981
Operating Expenses:
General and administrative	37,493	5,363,349	66,796	—		5,467,638
Reverse merger expenses	—	—	—	414,384	(c)	414,384
Depreciation and amortization	—	3,677	—	31,161	(d)	34,838
Interest expense	1,121	—	—	—		1,121
Total Operating Expenses	38,614	5,367,026	66,796	445,545		5,917,981
Loss before income taxes	(32,319)	(5,317,382)	(6,754)	(445,545)		(5,802,000)
Provision for income taxes	800	—	—	—		800
Net loss	$(33,119)	$(5,317,382)	$(6,754)	$(445,545)		$(5,802,800)
Weighted average number of shares: Basic and diluted						25,308,348
Net loss per common share: Basic and diluted						$(0.23)

Balqon Corporation (formerly BMR Solutions), Balqon California and Electric MotorSports

Pro Forma Adjustments

The preceding unaudited condensed combined pro forma financial statements have been prepared as if the Merger Transaction was completed on June 30, 2008 for balance sheet purposes and on January 1, 2007 for statements of operations purposes and reflects the following pro forma adjustments:

(a)	To reflect the reverse merger resulting in Balqon California as the accounting acquiror.

(b)	To remove intercompany transactions between ElectricMotorsports, LLC and Balqon California.

(c)	To reflect the costs of the reverse merger.

(d)	To reflect the amortization expense applicable to the intangible asset acquired from Electric MotorSports.

(e)	To reflect the acquisition of Electric MotorSports, LLC and the allocation of the purchase price to the assets acquired.

Net Loss Per Share

Pro forma basic and diluted shares outstanding include the weighted average number of common shares outstanding for Balqon Corporation during the respective periods, in addition to the common stock issued as a result of the Merger Transaction assuming they had been issued at the beginning of the period. The common stock issued in connection with the Merger Transaction is assumed to be outstanding for the entire period presented.

(c)           Shell Company Transaction

The disclosures contained in Items 9.01(a) and (b) of Amendment No. 2 to Form 8-K for October 24, 2008, filed with the SEC on June 17, 2009, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALQON CORPORATION

Date: June 17, 2009	By:	/s/ BALWINDER SAMRA
Balwinder Samra, President and Chief Executive Officer